UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2025

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On August 7, 2025, Ameren Corporation (the “Company”) entered into a First Amendment to Equity Distribution Sales Agreement, dated August 7, 2025 (the “First Amendment”), which amended the Equity Distribution Sales Agreement, dated May 12, 2021 (the “Original Sales Agreement”, and as so amended by the First Amendment, the “Sales Agreement”), with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as sales agents and as forward sellers (in such capacities as applicable, the “Agents” and the “Forward Sellers”), and Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”). The First Amendment, among other matters, amended the Original Sales Agreement to add an additional Agent and Forward Seller and an additional Forward Purchaser (the “Additional Forward Purchaser”) as parties to the Sales Agreement, and increased by $1,250,000,000 the aggregate gross sales price authorized under the Company’s equity distribution program (the “Program”), pursuant to which the Company, through the Agents or the Forward Sellers, may offer and sell from time to time shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). After giving effect to such increase, Common Stock with an aggregate gross sales price of up to $1,482,210,000 remains available for issuance under the Program. The Company has no obligation to offer or sell any Common Stock under the Sales Agreement and may at any time suspend offers under the Sales Agreement.

The Sales Agreement provides that, in addition to the issuance and sale of shares of Common Stock by the Company to or through the Agents, the Company may enter into forward sale agreements under separate master forward confirmations, a form of which is attached to the First Amendment as Exhibit C thereto, executed by and between the Company and the Additional Forward Purchaser on August 7, 2025 and by and between the Company and each of the other Forward Purchasers on May 12, 2021 (each, a “Master Forward Confirmation”), and related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser pursuant thereto.

The foregoing descriptions of the First Amendment and the Master Forward Confirmations do not purport to be complete and are qualified in their entirety by reference to the First Amendment, which is filed as Exhibit 1 hereto, including the form of Master Forward Confirmation attached as Exhibit C thereto.

This Current Report on Form 8-K is also being filed to report Exhibit 5.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

1	First Amendment to Equity Distribution Sales Agreement, dated August 7, 2025, by and among the Company and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as sales agents and as forward sellers, and Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers (including form of master forward confirmation).

5	Opinion of Stephen C. Lee, Esq., Vice President, Interim General Counsel and Secretary of the Company, regarding the legality of the Common Stock (including consent).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Senior Executive Vice President and Chief Financial Officer

Date: August 7, 2025